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                                                               EXHIBIT (j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees and Shareholders
ING Mutual Funds and ING Mayflower Trust:


We consent to the use of our reports dated December 22, 2005 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.


                                  /s/KPMG LLP



Boston, Massachusetts
February 27, 2006